Exhibit 10.1

TRANSITION AGREEMENT
This Transition Agreement (the “Agreement”) is entered into by and between Joshua Hug (the “Executive”) and Remitly Global, Inc., a Delaware corporation (the “Company,” and together with the Executive, the “Parties”), as of March 5, 2025.
WHEREAS, the Executive is notifying the Board of Directors of the Company (the “Board”) of his desire to transition from serving as Vice Chair of the Company to solely serving as a non-employee director of the Board;
WHEREAS, the Board wishes to express its gratitude to the Executive, as co-founder, former Chief Operating Officer, and Vice Chair of the Company, for his key contributions to the Company’s vision of transforming lives with trusted financial services that transcend borders; and
WHEREAS, the Parties desire to enter into this Agreement in order to set forth the rights and obligations of the Parties in connection with the Executive’s transition.
NOW, THEREFORE, in consideration of the mutual covenants, commitments, and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties intend to be legally bound hereby agree as follows:
I.    Transition Period. From the date hereof through May 15, 2025 (the “Transition Date”), the Executive shall remain employed as the Vice Chair of the Company consistent with the existing terms of his employment and shall perform such duties as shall, from time to time, be reasonably requested by the Chief Executive Officer of the Company (such period, the “Transition Period” and such duties, the “Transition Duties”). During the Transition Period, (i) the Executive shall use his best efforts to perform the Transition Duties in a reasonable and professional manner and (ii) the Company shall continue to provide administrative and information technology support to the Executive on the same basis as executive officers of the Company.
II.    Transition from Employment; Continued Board Service. The Executive’s employment with the Company shall terminate on the Transition Date, as of which time the Executive shall cease performing the Transition Duties and shall no longer be an employee of the Company. Notwithstanding the foregoing, effective as of the Transition Date, the Executive will continue to serve on the Board as a non-employee director. Effective as of no later than the Transition Date, the Executive shall step down from all positions with the Company, including but not limited to any officer, employee, or advisory roles, except for his position as a member of the Board.
III.    Compensation and Benefits after the Transition Date.
1.    Following the Transition Date and while serving as a member of the Board, the Executive shall receive compensation and reimbursements consistent with that provided to other non-employee directors of the Board. This shall include any cash retainers, fees, and equity grants generally provided to non-employee directors of the Board, including for the avoidance of doubt the standard equity grant awarded in connection with the Company’s 2025 annual meeting of stockholders.
2.    Following the Transition Date, the Executive’s outstanding equity awards granted pursuant to the terms of the Company’s 2021 Equity Incentive Plan (the “Plan”) shall, pursuant to and to the extent of Section 6.3 of the Plan, continue to vest in accordance with the terms and conditions of the applicable award agreements pursuant to which they were granted. The Executive’s outstanding stock options shall remain outstanding and exercisable for their respective full scheduled term. For the avoidance of doubt, notwithstanding any other agreement between the parties, or Executive’s continuous service status, all of Executive’s outstanding stock options shall remain exercisable until the sooner of (1) ten years, or (2) the expiration of the option. The Executive’s outstanding and unvested equity awards as of the Transition Date are set forth on Exhibit A.
3.    Following the Transition Date and in consideration of the Executive’s signing on the Transition Date and not revoking the Supplemental Release, a copy of which is attached as Exhibit B to this Agreement, the Company will pay for the costs of COBRA continuation coverage for the Executive and, if applicable, his eligible dependents (the “COBRA Benefit”) for a period of eighteen (18) months.
4.    The Executive acknowledges and agrees that his termination of employment will not constitute a “Qualifying Termination” as such term is defined in the Change in Control and Severance Agreement by and between the Parties, effective as of September 13, 2021 (the “CIC Severance Agreement”) and, from and after the date of this Agreement, he will no longer be eligible for any payments or benefits pursuant to the CIC Severance Agreement, which shall be deemed terminated and of no further force or effect as of such date.
IV.    No Interference with the Executive’s Rights.
1.    Nothing in this Agreement or otherwise prohibits any person, including the Executive, from reporting possible violations of federal, state, or local law or regulation, communicating directly with or providing information (including documents) not otherwise protected from disclosure by any applicable law or privilege to any governmental agency or entity, including but not limited to the Department of

Justice, the Securities and Exchange Commission (“SEC”), Congress, the Equal Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, any agency Inspector General or any other federal, state, or local governmental agency or commission (collectively, “Government Entities”), participating in an investigation or proceeding conducted by a Government Entity, disclosing or discussing conduct they reasonably believe to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation or sexual assault or that is recognized as against a clear mandate of public policy or the existence of a settlement involving any such event or conduct or making other disclosures that are protected under the whistleblower provisions of federal law and regulation. The Executive does not need the prior authorization of Company to make any such reports or disclosures. The Executive is not required to notify Company that he has made any such reports or disclosures and any such reports or disclosures expressly do not violate any provision of this Agreement. The Executive can provide Confidential Information (as defined below) to Government Entities without risk of being held liable by Company for liquidated damages or other financial penalties. Company may not retaliate against the Executive for any of these activities and nothing in this Agreement or otherwise requires the Executive to waive or limit the Executive’s right to receive any monetary award or other payment for information provided to Government Entities. Nothing in this Agreement or otherwise (i) requires the Executive to disclose any communications the Executive may have had or information the Executive may have provided to the SEC or any other Government Entities regarding possible legal violations or (ii) is intended to limit, nor does it limit, any applicable rights that the Executive may have under Section 7 of the National Labor Relations Act.
2.    Nothing in this Agreement or otherwise prohibits the Executive from reporting an event that the Executive reasonably and in good faith believes is a violation of law to the relevant law enforcement agency (such as the SEC, Equal Employment Opportunity Commission, or Department of Labor) or from cooperating in an investigation conducted by such a government agency. The Executive is hereby provided notice that under the 2016 Defend Trade Secrets Act (“DTSA”):
(a)    no individual will be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret (as defined under the DTSA) that: (i) is made in confidence to a federal, state, or local government official, either directly or indirectly or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and
(b)    an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except as permitted by court order.
V.    Release of Claims.
1.    The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in Company, termination benefits, or other compensation to which the Executive may be entitled by virtue of the Executive’s prior employment with Company or the Executive’s separation from Company. Subject to applicable law and to the fullest extent permitted by law, the Executive hereby releases and waives any other claims the Executive may have against Company and its owners, agents, officers, stockholders, employees, directors, attorneys, insurers, insurance policies, benefit plans, subscribers, subsidiaries, affiliates, successors, and assigns, whether known or not known, that arose on or before the time the Executive signed this Agreement, including, without limitation, claims of wrongful termination, claims of constructive discharge, claims arising out of agreements, representations or policies related to the Executive’s prior employment, claims arising under federal, state or local laws, statutes or ordinances prohibiting discrimination or harassment or requiring accommodation on the basis of age, race, color, national origin, religion, sex, disability, marital status, sexual orientation or any other status, claims arising under federal, state or local laws, statutes or ordinances prohibiting retaliation or discrimination against a person for making complaints or for any other actions or inactions, claims of failure to accommodate a disability or religious practice, claims for violation of public policy, claims of failure to assist the Executive in applying for future position openings, claims of failure to hire the Executive for future position openings, claims for wages or compensation of any kind, claims of willful withholding of wages, claims of tortious interference with contract or expectancy, claims of fraud or negligent misrepresentation, claims of breach of privacy, defamation claims, claims of intentional or negligent infliction of emotional distress, claims of unfair labor practices, claims arising out of any claimed right to stock or stock options, claims for attorneys’ fees or costs and any and all claims that are based on any legal obligations that arise out of or are related to the Executive’s employment relationship with Company.
2.    The claims the Executive is releasing also include, but are not limited to, claims arising under or based on any of the following statutes, among others: the Washington Law Against Discrimination (RCW 49.60), the Washington Prohibited Employment Practices Law (RCW 49.44), the anti-retaliation provisions of the Washington Industrial Insurance Act (RCW 51.48) and Washington Industrial Safety and Health Act (RCW 49.17), the Washington Whistleblower Act (RCW 42.40), the Washington Minimum Wage Act (RCW 49.46), the Washington Industrial Welfare Act (RCW 49.12), the Washington Agricultural Labor Law (RCW 49.30), the Washington Hours of Labor Law (RCW 49.28), Washington’s statutes related to wages (including RCW 49.48, RCW 49.52 and RCW 49.58), the Washington Veterans Employment and

Reemployment Act (RCW 73.16), the Washington Military Family Leave Act (RCW 49.77), the Washington Domestic Violence Leave Law (RCW 49.76), the Washington Family Care Act and Parental Leave Law (RCW 49.12), the Washington Paid Family and Medical Leave Act (RCW 50A.05), the Washington Healthy Starts Act (RCW 43.10.005), the Washington Little Norris-LaGuardia Act (RCW 49.32), the Washington Fair Credit Reporting Act (RCW 19.182), the Washington Electronic Privacy Act (RCW 9.73), the Washington noncompetition law (RCW 49.62), the Washington Silenced No More Act (RCW 49.44.211), the Civil Rights Act of 1870 (42 U.S.C. § 1981), the Civil Rights Act of 1871 (42 U.S.C. § 1983), the Equal Pay Act of 1963, the Civil Rights Act of 1964 (including Title VII of that Act), the Age Discrimination in Employment Act of 1967 (ADEA), the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990 (ADA), the Older Workers Benefit Protection Act of 1990 (OWBPA), the Family and Medical Leave Act (FMLA), the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Genetic Information Nondiscrimination Act of 2008 (GINA), the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), the Consumer Product Safety Improvement Act, the Occupational Safety and Health Act, the Food Safety Modernization Act and all similar federal, state, and local laws.
3.    Except as set forth in the protected rights described in Section IV, the Executive agrees not to seek any personal recovery (of money damages, injunctive relief, or otherwise) for the claims the Executive is releasing in this Agreement and agrees never to start any lawsuit or arbitration asserting any of the claims the Executive is releasing in this Agreement.
4.    Except as set forth in the protected rights described in Section IV, the Executive represents and warrants that the Executive has not initiated any complaint, charge, lawsuit, or arbitration involving any of the claims the Executive is releasing in this Agreement.
5.    The Executive agrees that this Agreement gives the Executive fair economic value for any and all potential claims the Executive may have and that the Executive is not entitled to any other damages or relief. The Executive understands that the Executive is releasing potentially unknown claims and that the Executive has limited knowledge with respect to some of the claims being released. The Executive acknowledges that there is a risk that, after signing this Agreement, the Executive may learn information that might have affected the Executive’s decision to enter into this Agreement. The Executive acknowledges, for example, that the Executive may learn that the Executive has suffered injuries of which the Executive is not presently aware. The Executive assumes this risk and all other risks of any mistake in entering into this Agreement. The Executive agrees that this release is fairly and knowingly made.
6.    The Executive hereby acknowledges that the Executive is aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in its favor at the time of executing the release, which, if known by him or her, must have materially affected its settlement with the releasee. With knowledge of this principle, the Executive hereby agrees to expressly waive any rights the Executive may have to that effect. Notwithstanding anything herein to the contrary, the general release of claims in this Agreement does not extend to claims by you for: (1) unemployment compensation benefits; (2) worker’s compensation benefits; (3) state disability compensation; (4) previously vested benefits under any the Company-sponsored benefits plan; (5) claims for indemnification pursuant to any applicable Director and Officer insurance policies held by the Company, or any other agreement or understanding regarding indemnification between the Parties; or (6) claims related to the enforcement of this Agreement.
VI.    Mutual Arbitration Agreement.
1.    The Federal Arbitration Act (9 U.S.C. § 1 et seq.) governs the terms of the Mutual Arbitration Agreement (“Arbitration Agreement”), which evidences a transaction involving commerce.
2.    CLAIMS COVERED BY THIS ARBITRATION AGREEMENT: All disputes arising out of or related to this Agreement shall be decided by a single arbitrator through final and binding arbitration and not by way of court or jury trial. THE PARTIES EXPRESSLY WAIVE THEIR RIGHT TO A JURY TRIAL. This Arbitration Agreement applies to any dispute between the Executive and Company (including any of its officers, directors, employees, or agents). The arbitrator shall have authority to decide gateway issues, including statute of limitations and timeliness, validity, applicability, enforceability, waiver, formation or arbitrability.
3.    CLAIMS NOT COVERED BY THIS ARBITRATION AGREEMENT: The following claims are not covered under the Arbitration Agreement: disputes that may not be subject to arbitration or pre-dispute arbitration agreement as expressly provided by a controlling federal statute (including, for example, disputes that may not be subject to pre-dispute arbitration agreement under the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act (at the Executive’s election)). If any claim(s) not covered under this Arbitration Agreement above are combined with claims that are covered under this Arbitration Agreement, to the maximum extent allowed under applicable law, the covered claims will be arbitrated and continue to be covered under this Arbitration Agreement.
Nothing in this Arbitration Agreement or otherwise prevents the Executive from making a report to or filing a claim or charge with a governmental agency or law enforcement agencies and nothing in this Arbitration Agreement prevents the investigation by a government agency of any report, claim, or charge otherwise covered by this Arbitration Agreement. This Arbitration Agreement also does not prevent federal administrative agencies from adjudicating claims and awarding remedies based on the claims addressed in this paragraph, even if the claims would otherwise be covered by this Arbitration

Agreement. Company will not retaliate against the Executive for filing a claim with an administrative agency. This Arbitration Agreement also does not prevent or prohibit the Executive in any way from reporting, communicating about, or disclosing claims for discrimination, harassment, retaliation, or sexual abuse.
4.    CLASS AND COLLECTIVE ACTION WAIVERS: COMPANY AND THE EXECUTIVE WAIVE ANY RIGHT FOR ANY DISPUTE TO BE BROUGHT, HEARD, DECIDED, OR ARBITRATED AS A CLASS OR COLLECTIVE ACTION AND THE ARBITRATOR WILL HAVE NO AUTHORITY TO HEAR OR PRESIDE OVER ANY SUCH CLAIM (“Class Action Waiver”). The Class Action Waiver will be severable from this Arbitration Agreement in any case in which the dispute is filed as a class or collective action and there is a final judicial determination that the Class Action Waiver is invalid, unenforceable, unconscionable, void, or voidable. In such case, the class or collective action must be litigated in a civil court of competent jurisdiction—not in arbitration—but the portion of the Class Action Waiver that is enforceable shall be enforced in arbitration.
5.    If either Party wishes to initiate arbitration, the initiating Party must notify the other Party in writing via certified mail, return receipt requested, within the applicable statute of limitations period. This demand for arbitration must include (1) the name and address of the Party seeking arbitration, (2) a statement of the legal and factual basis of the claim, and (3) a description of the remedy sought and must be signed by the Party bringing the claim. The arbitrator will resolve all disputes regarding the timeliness or propriety of the demand for arbitration and apply the statute of limitations that would have applied if the claim(s) been brought in court.
6.    Arbitration shall be governed by the American Arbitration Association Commercial Arbitration Rules, (“AAA Rules”), incorporated herein by reference (the AAA Rules are available via the internet at www.adr.org/commercial or by using a service such as www.google.com to search for “AAA Commercial Arbitration Rules”) provided however, that if there is a conflict between the AAA Rules and this Arbitration Agreement, this Arbitration Agreement shall govern.
(a)    The arbitration shall be heard by one neutral arbitrator selected in accordance with the AAA Rules. The arbitrator shall be an attorney with experience in the law underlying the dispute or a retired judge.
(b)    If the Parties cannot otherwise agree on a location for the arbitration, the arbitration shall take place in Seattle, Washington.
(c)    The Executive must pay for any filing or initiation fee. The Executive and Company will otherwise pay the fees and costs of arbitration in accordance with the AAA Rules and applicable law. In the event applicable law requires a different allocation of fees and costs in order for this Arbitration Agreement to be enforceable, then such law will be followed. Each Party will pay for its own costs and attorneys’ fees, if any, but if any Party prevails on a claim which affords the prevailing Party attorneys’ fees and costs, the arbitrator shall award reasonable fees to the prevailing Party. The arbitrator will resolve any disputes regarding costs/fees associated with arbitration.
(d)    The arbitrator’s decision or award shall be in writing with findings of fact and conclusions of law. Judgment may be entered on the arbitrator’s decision or award in any court having jurisdiction.
7.    CONSIDERATION: The mutual obligations by Company and the Executive to arbitrate provide consideration for this Arbitration Agreement.
8.    The Executive agrees and acknowledges that entering into this Arbitration Agreement does not change the Executive’s status with Company notwithstanding this Arbitration Agreement.
9.    This Arbitration Agreement is the full and complete agreement relating to the formal resolution of disputes covered by this Arbitration Agreement. This Arbitration Agreement will survive the termination of the Executive’s services for Company and it will apply upon renewal or performance of services for Company and/or if the Executive becomes reemployed by Company.
By signing below, the Executive is agreeing to and accepting this Arbitration Agreement. By issuance of this Arbitration Agreement, Company agrees to be bound by its terms without any requirement to sign this Arbitration Agreement.
VII.    Confidentiality.
1.    The Executive acknowledges that items of Confidential Information are the Company’s valuable assets and have economic value because they are not generally known by the public or others who could use them to their own economic benefit and/or to the competitive disadvantage of the Company. Subject to the protected rights described in Section IV, the Executive agrees to use Confidential Information only in the performance of his services to the Company, to hold such information in confidence and trust and not to engage in any unauthorized use or disclosure of such information during the engagement and for so long thereafter as such information qualifies as Confidential Information. The Executive will follow industry best practices and any additional Company instructions regarding use or storage of Confidential Information and return all such records (including all copies) when the engagement with Company ends or sooner if requested. The obligations hereunder regarding Confidential Information shall continue for so long as the information remains confidential. However, in the event a reviewing court requires a time frame for the protection of Confidential Information, the Executive’s nondisclosure obligation shall extend for a period of three (3) years after the Executive’s termination as to Confidential Information that does not qualify for protection as a trade secret. Trade Secret information shall be protected from disclosure as long as the information at issue continues to qualify as a trade secret. For purposes of this Agreement: “Confidential Information” means an item or compilation of non-public proprietary information in any form (tangible or intangible) related to the Company’s business that the Executive acquires or gains access to during the engagement that the Company has not authorized public disclosure of and that is not readily available to the public or persons outside the Company. By way of example and not limitation, Confidential Information includes: private contract terms, customer business preferences, historical transaction data regarding customers and customer implementation plans; financial performance; business plans and strategies; customized software, internal business methods, processes, and systems and innovations; marketing plans, market surveys, research, and analysis; unpublished pricing information and variables such as costs, discounting options and profit margins; business sale and acquisition opportunities identified by the Company; dealings with vendors, suppliers, manufacturers, distributors, and customers; information regarding product sourcing; and Company trade secrets.
VIII.    No Disparagement. Subject to the protected rights described in Section IV, the Executive agrees that he will not make any disparaging statements (orally or in writing) about the Company or its products, services, strategy, legal or business practices, past venture capital investors, known institutional investors or current or past (as of the date of this Agreement) directors, officers, and employees of the Company.
IX.    Return of Property. Subject to the protected rights described in Section IV, as of the Transition Date or sooner if instructed, the Executive shall immediately return all Company property. This includes laptops, cell phones, keys, Confidential Information, and other Company property. This also includes all log-ins and passwords necessary for Company to access his information. Notwithstanding the foregoing, the Executive will continue to have access to his email and Google Docs account for so long as he remains a member of the Board.
X.    Cooperation. The Executive agrees that, when requested by Company, the Executive will promptly complete and return his Directors’ and Officers’ Questionnaire.
XI.    Consideration and Revocation Periods. The Executive agrees by his signature below that he had, and that the Company gave him, at least twenty-one (21) days to review and consider this Agreement before signing it, and that such period was sufficient for him to fully and completely consider all of its terms. The Company hereby advises the Executive to discuss this Agreement with his own attorney during this period if the Executive wishes to do so. The Executive may accept this Agreement by delivering a copy of the Agreement signed by the Executive to the Company within twenty-one (21) days from the day he receives the Agreement. The Executive may revoke his acceptance of the Agreement for a period of seven (7) days after signing the Agreement by delivering written notification to the Company within that seven-day period. If the Executive does not revoke his acceptance of the Agreement, it will be effective on the eighth (8th) day after he signs it. If the Executive revokes his acceptance of the Agreement, he will not be entitled to the benefits listed in Section III above. The Executive agrees that he has carefully read this Agreement, fully understands what it means and is entering into the Agreement voluntarily without duress, coercion, fraud, misrepresentation, or threat to withdraw or alter the offer prior to the expiration of the twenty-one (21) day consideration period.
XII.    General Provisions.
1.    No Assignment. The Company may assign its rights under this Agreement to its successors and its affiliates. Aside from this right, neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party.
2.    Governing Law; Venue. Except as provided in the Arbitration Agreement above, any action arising out of or related to this Agreement shall be governed by the laws of the State of Washington, without regard to its conflict of law principles, and brought in the State of Washington.
3.    Severability/Survival. Except as provided in the Arbitration Agreement, in the event that any term of this Agreement is invalid or void by any court of competent jurisdiction or arbitrator, such term shall be severed and all the remaining terms shall remain in full force and effect.
4.    Non-Waiver. The failure of either Party to insist upon strict performance of any terms and conditions of this Agreement shall not be construed as a waiver of any other terms.
5.    Entirety of Agreement/Amendment. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter contained herein and supersedes all prior agreements and neither Party shall be bound by any representation or term other than as expressly stated in this Agreement or by a written amendment to this Agreement signed by authorized representatives of both Parties. Notwithstanding the foregoing, at all times in the future, the Executive will remain bound by the terms of any agreements between him and the Company containing restrictive covenants, including with respect to non-competition, non-solicitation and confidentiality covenants, to the extent permitted by applicable law.
6.    At-Will Employment. This Agreement is not a contract guaranteeing employment for any specific duration. The Executive or the Company may terminate the employment relation at any time for any reason with or without cause. Nothing in this Agreement is intended to alter the at-will status of the Executive’s employment or to create a contract of employment for the Executive for any reason or for any stated term.
7.    Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered: (a) personally; (b) by overnight courier service; or (c) by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses, as set forth below or to such other address as either party may have furnished to the other in writing in accordance herewith; provided that notice of change of address shall be effective only upon receipt. Notices shall be deemed given as follows: (x) notices sent by personal delivery or overnight courier shall be deemed given when delivered; and (y) notices sent by United States registered mail shall be deemed given two (2) days after the date of deposit in the United States mail. If to the Executive, to the address as shall most currently appear on the records of the Company.
If to the Company, to:

Remitly Global, Inc.
1111 Third Avenue, Suite 2100
Seattle,    WA 98101
Attn: Chief Legal and Corporate Affairs Officer

8.    Signature. This Agreement may be signed in counterparts and by electronic signature. The Executive expressly authorizes electronic signature for this Agreement, including the Mutual Arbitration Agreement herein. IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

REMITLY GLOBAL, INC.
By:	/s/ Matt Oppenheimer
Name: Matt Oppenheimer
Title: Chief Executive Officer
Date: 3/5/2025

EXECUTIVE
By:	/s/ Josh Hug
Name: Josh Hug
Date: 3/5/2025

Exhibit A

Equity Award	Grant Date	Vesting Schedule	Unvested Shares as of the Transition Date
RSUs	4/29/2023	The award will vest 1/4 on May 25, 2025 and then 1/4 of the shares will vest each quarter thereafter, subject to Mr. Hug’s continued service through each vesting date.	163,107

Exhibit B
Supplemental Release
This Supplemental Release (the “Supplemental Release”) is entered into by and between Joshua Hug (the “Executive”) and Remitly Global, Inc., a Delaware corporation (the “Company”), as of May 15, 2025 (the “Effective Date”).
1.    Last Date of Employment. The Executive’s last day of employment was May 15, 2025 (the “Transition Date”).
2.    Release of Claims. The Executive has reviewed the release of claims contained in Section V (the “Release”) of the Transition Agreement between the Executive and the Company, dated as of March 5, 2025 (the “Transition Agreement”), and hereby reaffirms the Release (including all commitments therein) as of the Effective Date. The Executive hereby agrees that the Release will be extended to cover any act, omission, or occurrence occurring up to and including the date the Executive signs this Supplemental Release.
3.    Consideration and Revocation Periods. The Executive agrees by his signature below that he has had, and that the Company has given him, at least twenty-one (21) days to review and consider this Supplemental Release before signing it, and that such period was sufficient for him to fully and completely consider all of its terms. The Company hereby advises the Executive to discuss this Supplemental Release with the Executive’s own attorney during this period if he wishes to do so. The Executive may accept this Supplemental Release by delivering a copy of this Supplemental Release signed by the Executive to the Company within twenty-one (21) days of the Effective Date. The Executive may revoke his acceptance of this Supplemental Release for a period of seven (7) days after signing this Supplemental Release by delivering written notification to the Company within that seven-day period. If the Executive does not revoke his acceptance of this Supplemental Release, it will be effective on the eighth (8th) day after he signs it. If the Executive revokes his acceptance of this Supplemental Release, he will not be entitled to the benefits listed in Section III of the Transition Agreement. The Executive agrees that he has carefully read this Supplemental Release, fully understands what it means and is entering into it voluntarily without duress, coercion, fraud, misrepresentation or threat to withdraw or alter the offer prior to the expiration of the twenty-one (21) day consideration period.
The Executive hereby agrees to the terms of this Supplemental Release.
_____________________________
Joshua Hug